                                                                   Exhibit 10.18


                          CORPORATE SERVICES AGREEMENT

      This SERVICES AGREEMENT (the "Agreement"), dated as of May 16, 2001, is between Reuters Limited, a company organized under the laws of England and Wales ("Reuters"), and Instinet Group Incorporated, a Delaware corporation ("Instinet") (each of Reuters and Instinet, a "Party," and together, the "Parties").

                               W I T N E S S E T H

      WHEREAS, Reuters indirectly owns all of the outstanding common stock of Instinet;

      WHEREAS, Reuters indirectly shall own greater than 85% of the outstanding stock of Instinet immediately after the consummation of the initial public offering of common stock of Instinet (the "IPO");

      WHEREAS, Instinet has requested that certain support services be provided to it and its subsidiaries after the consummation of the IPO and whereas Reuters has agreed to provide, or cause to be provided, such support services to Instinet and its subsidiaries;

      WHEREAS, Reuters has requested that certain support services be provided to it and its subsidiaries after the consummation of the IPO and whereas Instinet has agreed to provide, or cause to be provided, such support services to Reuters and its subsidiaries.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and other provisions contained herein, the Parties hereby agree as follows:

                                   ARTICLE I

                                SERVICES PROVIDED

      1.1 Services. Upon the terms and subject to the conditions set forth in this Agreement and the schedules hereto, each of which is made an integral part of this Agreement, Reuters shall provide, or cause one or more of its subsidiaries to provide, to Instinet or to any of the subsidiaries of Instinet as Instinet may direct, and Instinet shall provide, or cause one or more of the subsidiaries of Instinet to provide, to Reuters or to any of the subsidiaries of Reuters as Reuters may direct, the services indicated to be provided, or caused to be provided, by each of the Parties in each such schedule (a "Service" or "Services," and each Party and its respective subsidiaries in its capacity as a Service provider, a "Service Provider," and in its capacity as a recipient of a Service, a "Recipient"). Subject to Section 2.2 hereto, each Party shall only be required to provide those Services as specifically identified and contained in this Agreement and the schedules hereto.

      1.2 Personnel. In providing Services, each Service Provider, in its capacity as a Service Provider and as it deems necessary or appropriate in its reasonable discretion, may choose to provide such Services through its own personnel or through the personnel of a third party (each, a "Third Party Provider"). Each Party acknowledges that the other Party's ability to deliver any Services may be conditional upon: (i) the delivering Party obtaining the consent, where necessary, of any relevant Third Party Provider or (ii) any regulatory or legal limitations imposed on the Recipient, the delivering Party or the provision of Services, if any. If (i) such consent cannot be obtained or (ii) such regulatory or legal limitations cannot be waived, the delivering Party shall use commercially reasonable efforts to arrange for alternative methods of delivering the Services. Unless otherwise agreed in writing, none of the individuals providing Services to a Recipient will be deemed to be employees of such Recipient for any purpose.

      1.3 Level of Services. Each Service Provider providing Services shall use commercially reasonable efforts to provide, or to cause a Third Party Provider to provide, such Services in a satisfactory and timely manner and exercising the same degree of care as it exercises in performing, or in obtaining from a Third Party Provider, the same or similar services for its own account as of the date of this Agreement, with priority equal to that provided to its own businesses or those of any of its subsidiaries or divisions. Nothing in this Agreement shall require any Service Provider to favor the businesses of any Recipient over its own businesses or those of any of its affiliates, subsidiaries or divisions.

      1.4 Modification of Procedures, Services and Third Party Providers. Each Service Provider may, upon giving the relevant Recipient fifteen (15) days prior written notice, make changes from time to time in its standards and procedures for providing, or, if applicable, with respect to the relevant Third Party Provider which provides, the Services for which it is responsible hereunder to the degree it changes such Services or Third Party Provider for its own use, including, without limitation, curtailment of all or part of such Services or curtailment in obtaining all or part of any such Services from a Third Party Provider.

      1.5 No Obligation to Continue to Use Services. No Recipient shall have any obligation to continue to use any Service. Any Recipient may elect to stop receiving any Service from the relevant Service Provider at any time by giving such Service Provider not less than ninety (90) days' written notice. If a Recipient so elects and such election results in additional costs and/or penalties imposed by a Third Party Provider or incurred by the Service Provider, such Recipient shall be responsible for, and shall indemnify the relevant Service Provider for, all such additional costs and/or penalties.

      1.6 Provider Access. To the extent deemed by the relevant Service Provider to be reasonably required for its personnel or third-party personnel to perform the Services, each relevant Recipient shall cooperate with such personnel and provide such personnel reasonable access, on an as needed basis, to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.

      1.7 Cooperation. Each Recipient shall provide to the relevant Service Provider and, if applicable, the relevant Third Party Provider, on a timely basis any and all information which is reasonably necessary to provide the applicable Services. Such Recipient shall be solely responsible for the timely delivery of such information, and the accuracy and completeness thereof.

      1.8 Liability for Damages. (a) A Service Provider shall not be liable (including any liability for the acts and omissions of its employees, agents and sub-contractors) to a Recipient except with respect to the Service Provider's willful misconduct or gross negligence in performing its obligations under this Agreement.

            (b) A Service Provider shall not in any event be liable for any indirect, special, consequential or liquidated damages arising out of or in connection with the provision of any Service or breach of the terms hereof, even if the Recipient had been advised, knew or should have known the possibility thereof including, but not limited to lost profits, lost business revenue, failure to realize expected savings, other commercial or economic loss of any kind, or for any claim against the Recipient by any other person except to the extent the Service Provider has liability for such claims under Section 1.8(a) above.

                                   ARTICLE II

                                  COMPENSATION

      2.1 Consideration. For Services provided pursuant to Section 1.1 hereof, the relevant Recipient shall pay the relevant Party fees (each, a "Service Fee") equal to the direct costs incurred by the Service Provider relating to such Services except as otherwise specifically provided for in the relevant schedules hereto. During the period between execution of the Agreement and finalization of the detailed description of the Services to be provided in the schedules, Reuters shall continue to charge Instinet, and Instinet shall continue to pay Reuters, the fees that are currently applicable to such Services as of the date of this Agreement. Payment shall be made monthly, or at such other intervals as are provided in the relevant schedule to this Agreement, based on an invoice from the Service Provider or Third Party Provider to the relevant Recipient. Each invoice shall be accompanied by documentation breaking out the costs included in the Service Fee. Payment shall be made by immediately available funds to such account as may be specified by the relevant Party within thirty
(30) days of the Recipient's receipt of an invoice from the Service Provider or Third Party Provider. All overdue payments will be subject to interest at a rate of 9.5% per annum. All payments shall be applied first to interest and then to principal.

      2.2 Detailed Description of Certain Services to Be Provided. (a) With respect to Services to be provided hereunder, the Parties hereby undertake to each other to use all reasonable efforts in good faith to agree, by no later than September 30, 2001 (the "Start Date"), a detailed description of each Service by territory, function and price, including without limitation detail as to (i) the Service to be provided, (ii) the charging methodology used to calculate the price payable for it and (iii) the extent and frequency which individual prices can be adjusted by the Service Provider throughout this Agreement. Each Party shall, and shall procure the appropriate member of their personnel to, devote all resources reasonably necessary to achieve this objective. In the event that the Parties shall not have agreed to a detailed description with respect to any such Service by September 30, 2001, then a group comprised of the Chief Executive Officer of Instinet, the Chief Financial Officer of Instinet, the Finance Director of Reuters and the Chief Executive Officer of Reuters America Inc. (the "Senior Executive Group") shall undertake to meet (by telephonic meeting or otherwise) and use all reasonable efforts in good faith to agree by October 15, 2001 on any remaining issues with respect to the detailed description of such Service. If the Senior Executive Group shall not have agreed to a detailed description for any such Service by October 15, 2001, then such Service shall terminate effective on October 29, 2001.

            (b) To the extent that any such detailed description (including, but without limitation, price) as referred to in Section 2.2(a) is agreed for any Service and/or any territory, it shall be deemed to form part of this Agreement with respect to such Service or territory and shall be effective the Start Date and the relevant schedule shall be amended accordingly.

      2.3 Change or Modification of a Service. Without prejudice to the provisions of Section 2.2, if either Party makes a request to change or modify a Service or to provide an additional service:

            (a) the Parties shall meet promptly to discuss the proposed change or additional service;

            (b) each Party shall cooperate in good faith with all reasonable requests of the other in connection with the evaluation and implementation of such proposed change; and

            (c) each Party shall use its reasonable efforts to agree and implement the change or such additional service requested, as the case may be, but shall not be required to do so without consenting in writing to it and agreeing to the terms.

      2.4 Audit Rights. Each Party in its capacity as a Service Provider shall maintain books and records adequate for the Recipient to verify the costs incurred with respect to each Service. The Service Provider shall retain such books and records for at least one (1) year following the date on which this Agreement is terminated. Each Party in its capacity as a Recipient shall have the right, at reasonable times and on reasonable notice, but no more frequently than twice a year, to audit such books and records of the Service Provider insofar as they relate to the performance of the Services to ensure compliance with this Agreement. Such audits shall be performed by an independent accounting firm designated by the Recipient at Recipient's sole cost and expense. The Service Provider shall, at its expense, reasonably cooperate with the auditing party's representative to accomplish the audit as expeditiously as possible.

                                  ARTICLE III

                              TERM AND TERMINATION

      3.1 Term. Except as otherwise provided in this Article 3, in a schedule hereto (with respect to a particular Service) or as otherwise agreed in writing by the Parties, this Agreement shall have a term of eighteen months from the date first written above. Notwithstanding the foregoing, this Agreement will expire if the Parties have elected to stop, and to cause all other Recipients to stop, receiving all of the Services in accordance with Section 1.5 above or this Agreement is otherwise terminated in accordance with the provisions hereof. In no event shall the termination of this Agreement pursuant to Section 1.5 above or the expiration of this Agreement pursuant to this Section 3.1 affect (i) the liability of a Party for breach of this Agreement, (ii) the obligations of the Parties to have made, or to cause their respective subsidiaries to have made, payments when due hereunder or (iii) the provisions contained in Section 2.1, Article IV, Sections 5.2 and Article VI, each of which shall survive the termination or expiration of this Agreement.

      3.2 Termination. (a) Instinet may terminate any Services or this Agreement for any reason in Instinet's sole discretion at such time as Reuters Group PLC ("PLC") undergoes a Change of Control. For purposes of this section, "Change of Control" means, with respect to PLC, either (i) the sale or transfer of all or substantially all of PLC's assets to any Person or group (as defined under Section 13(d)(3) of the United States Securities Exchange Act of 1934) of Persons (other than an affiliate of PLC); (ii) the acquisition of PLC by another Person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, whether of PLC with or into any other Person or Persons or of any other Person or Persons with or into PLC, but excluding (x) any merger effected exclusively for the purpose of changing the domicile of PLC or (y) any consolidation or merger following which holders of equity securities outstanding immediately prior to such merger or consolidation hold more than 50% of the equity securities of the entity surviving such consolidation or merger or an entity controlling such surviving entity after such consolidation or merger); (iii) a transaction or series of transactions in which a Person or group of Persons acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the United States Securities Exchange Act of 1934) of more than 50% of the voting power of PLC.

            (b) Either party may terminate any Services or this Agreement for any reason in its sole discretion at such time as Reuters shall cease to own (directly or indirectly) more than fifty (50%) percent of the outstanding common stock of Instinet and at any time thereafter by giving the non-terminating Party the greater of (i) such period of notice as required by applicable law and (ii) either (y) one hundred twenty (120) days prior written notice in the case of schedules 1, 3, 5, 8 and 9 hereto or (z) sixty (60) days prior written notice in the case of schedules 2, 4, 6 and 7 hereto.

            (c) Either Party may terminate this Agreement by written notice to the other Party if the other Party commits a material breach of any of the terms or conditions of this Agreement and, if such breach may be cured, the breaching party fails to remedy the breach within thirty (30) days of receiving such notice.

            (d) Upon termination or expiration of this Agreement, the Recipient shall pay to the Service Provider all monies due to the Service Provider in respect of Services provided prior to such termination or expiration.

                                   ARTICLE IV

                                 CONFIDENTIALITY

      4.1 Definition of Confidential Information. For purposes of this Agreement, "Confidential Information" of a Party means any information and materials disclosed by such Party to the other Party during the Term in connection with this Agreement, whether orally or in writing and whether or not marked "Confidential" or "Proprietary", and includes any information developed by reference to or use of any of such information and materials.

      4.2 Treatment of Confidential Information. (a) A Party receiving Confidential Information shall treat as confidential all of the Confidential Information it receives, and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Party receiving Confidential Information shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event less than reasonable care, to prevent the disclosure of the Confidential Information it receives. Subject to the foregoing, and except as may be specifically agreed from time to time by the Parties, each Party shall not: (1) communicate or disclose, directly or indirectly, any of the Confidential Information (or any part thereof) of the other Party to any person other than to Third Party Providers, or to its own personnel, agents or representatives who have a need for such information in connection with performance under this Agreement and who have agreed in writing to confidentiality obligations substantially similar to those set forth in this
Article IV; (2) use any Confidential Information (or any part thereof) in any manner except as contemplated under this Agreement; or (3) take any other action with respect to the Confidential Information (or any part thereof) of the other Party inconsistent with the confidential and proprietary nature of such information.

            (b) Neither Party shall make or use more copies of any Confidential Information than it shall reasonably deem necessary in connection with its permitted use thereof. Each Party shall retain on its premises Confidential Information of the other Party and shall not move any tangible embodiment of such Confidential Information from its premises without express written consent of the Party which disclosed the Confidential Information or as expressly permitted hereunder. The Parties agree that any use that is made of Confidential Information in the course of performance of, and to the extent permitted by, the provisions of this Agreement (including by a Third Party Provider) shall not, in and of itself, constitute a violation of the provisions of this Article IV. Disclosure of any Confidential Information by either Party, however, shall not be deemed to represent an assignment or grant of any right, title or interest in such Confidential Information.

      4.3 Exclusions. (a) Confidential Information shall exclude information that: (i) was independently developed or conceived by the Party receiving Confidential Information without use of or reference to Confidential Information provided by the other Party, as demonstrated by the written records of the Party receiving Confidential Information; (ii) became known to the Party receiving Confidential Information, without restriction, from a third party who had a right to disclose it without violation of any obligation of confidentiality;
(iii) was in the public domain at the time it was disclosed or enters the public domain through no act or omission of the Party receiving Confidential Information or of its affiliates; or (iv) was known to the Party receiving Confidential Information at the time of disclosure as demonstrated by the written records of the Party receiving Confidential Information.

            (b) The restrictions set forth in Section 4.2 shall not apply to Confidential Information that is required to be disclosed by the Party receiving Confidential Information pursuant to an order or requirement of a stock exchange, court, administrative agency, or other governmental body; provided, however, that the Party receiving Confidential Information shall provide prompt prior notice thereof to the other Party describing in reasonable detail all Confidential Information to be so disclosed, and shall use reasonable efforts and cooperate with the other Party at the other Party's expense to obtain a protective order or otherwise prevent disclosure of such Confidential Information.

      4.4 Confidentiality of Agreement. Each Party agrees that the terms and conditions of this Agreement, but not the existence of this Agreement, shall be treated as Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto shall be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each Party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in connection with the requirements of any governmental or securities exchange filing or a public offering; or (v) in confidence, to accountants, banks and financing sources and their advisors and provided, further, that either Party may disclose the terms and conditions of this Agreement in confidence, to any prospective buyers of all or substantially all of the assets, stock or business of, or prospective investors in, Instinet.

      4.5 Remedies. Unauthorized use of Confidential Information will result in irreparable harm to the Party which disclosed such Confidential Information. Therefore, if a Party breaches any of its obligations with respect to confidentiality and use of Confidential Information hereunder, the Party which disclosed such Confidential Information, in addition to any rights and remedies it may have, shall be entitled to seek equitable, including injunctive, relief to protect its Confidential Information.

      4.6 Return of Confidential Information. Upon termination of this Agreement for any reason, each Party promptly shall return to the other Party all Confidential Information of the other Party, including all copies thereof, under its possession or control, or destroy or purge its own system and files of any such Confidential Information and deliver to the other Party a written certificate signed by an officer of such Party that such destruction and purging have been carried out.

      4.7 Legends. Each Party agrees that it will not remove, alter, deface or obscure, any statutory copyright notice or other identification or evidence of confidentiality contained on or included in any of the Confidential Information. Each Party shall reproduce any such notice or identification on any reproduction or modification of any of the Confidential Information.

      4.8 Cooperation. Each Party agrees that, either upon learning of, or upon a showing by the other Party of, any threatened or actual breach of the provisions of this Article IV or of any threatened or actual unauthorized use or disclosure of the Confidential Information by its officers, directors, employees, agents or subcontractors, or in the event of any loss of, or inability to account for, any of the Confidential Information or any such information or materials, the Party learning of the threatened or actual breach or the unauthorized use or disclosure shall notify the other Party thereof and shall cooperate as reasonably requested by the other Party in conjunction with the other Party's efforts to seek appropriate injunctive relief or otherwise to prevent or curtail such threatened or actual breach or unauthorized use or disclosure or to recover such Confidential Information.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1 Technology and Systems Architecture. (a) Instinet shall pursue technology plans and systems architecture as it deems necessary or appropriate in its sole discretion; provided, however, if commercially reasonable in light of then existing circumstances and doing so would result in no material additional cost or delay to Instinet, in each case as determined by Instinet in its sole discretion, Instinet shall (i) use hardware and software suppliers common to those used by Reuters; (ii) pursue open Application Program Interfaces in order to facilitate possible connectivity with Reuters; and (iii) participate in the Reuters Extensible Markup Language plan.

            (b) To the extent necessary to implement any mutually agreed architecture strategy, Instinet shall also share with Reuters documents relating to Instinet's systems architecture strategy subject to the confidentiality provisions set forth in this Agreement.

            (c) Notwithstanding the foregoing, any of the foregoing obligations assumed by Instinet in connection with technology plans and systems architecture shall cease to be binding on Instinet on the first occasion on which Reuters shall cease to own (directly or indirectly) more than fifty (50%) percent of the outstanding common stock of Instinet.

      5.2 Branding. (a) Instinet may discontinue for any reason in its sole discretion the use of Reuters trademarks, service marks, logos and other distinctive brand features of Reuters (the "Reuters Marks") on Instinet proprietary materials which do not include any Reuters proprietary materials or content.

            (b) Instinet shall discontinue use of the Reuters Marks on any materials specified by Reuters by written notice of not less than thirty (30) days; provided, however, Instinet shall have a reasonable period, as determined in Reuters sole discretion, and in any event no less than four (4) months, after the receipt of such notice to use existing supplies and materials containing Reuters Marks.

            (c) The foregoing provisions in relation to the Reuters Marks are subject to the Data Distribution Agreement between Reuters and Instinet, dated May 17, 2001 (the "Data Distribution Agreement"). To the extent the foregoing provisions are inconsistent with the Data Distribution Agreement, the terms of the Data Distribution Agreement shall govern unless otherwise agreed to in writing by the Parties.

            (d) Instinet shall have the right to review and approve, prior to such use, the use by Reuters in any Reuters materials of (i) any Instinet trademarks, service marks, logos and other distinctive brand features of Instinet (the "Instinet Marks") and (ii) any mention or description of Instinet. Reuters shall have the right to review and approve, prior to such use, the use by Instinet in any Instinet materials of any Reuters Marks and any mention or description of Reuters. Neither Party's approval shall be unreasonably withheld.

      5.3 Click-Through. Instinet shall place on the www.instinet.com home or front page a Click-Through to the www.reuters.com website (or any successor website), and Reuters shall place on the www.reuters.com home or front page a Click-Through to the www.instinet.com website (or any successor website). Either Party may remove the respective Click-Through from its home or front page at such time as Reuters shall cease to own (directly or indirectly) more than fifty (50%) percent of the outstanding common stock of Instinet. For purposes of this section, "Click-Through" means a visible graphic or textual indication located on a website which, when selected by a user's browser, directs the user's internet browser connection to either the www.reuters.com website or the www.instinet.com website, respectively.

                                   ARTICLE VI

                                  MISCELLANEOUS

      6.1 Relationship of the Parties. Nothing contained in this Agreement, as such, shall be construed as creating any agency, partnership, or other form of joint enterprise between Instinet and Reuters. The relationship between Instinet and Reuters shall at all times be that of independent contractors with respect to the matters contemplated by this Agreement. Neither Instinet nor Reuters shall have authority to contract for or bind the other in any manner whatsoever. This Agreement confers no rights upon a Party except those expressly granted herein.

      6.2 Assignability, Enurement, etc. Except as expressly provided herein, no Party to this Agreement shall have the right to assign or otherwise transfer its rights or obligations under this Agreement, except with the prior written consent of the other Party hereto, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other Party. Notwithstanding the foregoing, Reuters may assign this Agreement to any affiliate of Reuters. This Agreement shall be binding upon and enure to the benefit of the Parties and their respective subsidiaries, all of which shall be considered to be Parties to this Agreement and their respective successors and permitted assigns.

      6.3 Governing Law. This Agreement will be governed by and construed in accordance with the substantive laws of the State of New York regardless of the laws that might govern under applicable principles of conflicts of law thereof.

      6.4 Headings. The Section and Article headings and captions of this Agreement are included merely for convenience of reference. They are not to be considered part of, or to be used in interpreting, this Agreement and in no way limit or affect any of the contents of this Agreement or its provisions.

      6.5 Notices. Any notice or other communication hereunder will, unless otherwise expressly provided, be sufficiently given if in writing and delivered (whether by facsimile transmission or otherwise):

            (a)   in the case of a notice to Instinet, addressed as follows:

                  Instinet Group Incorporated
                  Three Times Square
                  New York, New York  10036

                  Attn: Paul Merolla, Senior Vice President and General
                  Counsel
                  Fax:  646-223-9017

            (b)   in the case of a notice to Reuters, addressed as follows:

                  Reuters Limited
                  85 Fleet Street
                  London, EC4P 4AJ
                  Attn:  General Counsel
                  Fax: 011-44171-324-5406

                  With a copy to:

                  Reuters America Inc.
                  Three Times Square
                  New York, New York  10036
                  Attn:  General Counsel
                  Fax:  646-223-4237

or, in each case, at such other address or number as the entity to which such notice is to be given shall have last notified the entity giving the same in the manner provided in this Section 6.5. Any such notice will be deemed to have been given and received on the day it is received.

      6.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      6.7 Dispute Resolution. Any dispute, controversy or claim relating to this Agreement shall initially be referred to the executive management of the Parties who shall attempt to resolve such dispute in good faith. If the executive management of each of the Parties are unable to resolve a dispute, controversy or claim which has been referred to them within a period of sixty (60) days from their receiving notice of the dispute, then either Party may submit such dispute to a court for resolution. The Parties agree that any claim arising out of this Agreement shall be brought in, and the Parties consent to personal and exclusive jurisdiction of a venue in, the State and federal courts located within New York City, New York.

      6.8 Waiver or Delay. Any waiver of any kind or character by a Party of a breach of this Agreement must be in writing, shall be effective only to the extent set forth in such writing, and shall not operate or be construed as a waiver of any subsequent breach of the other Party. No failure of a Party to insist upon strict compliance by the other with any obligation or provision hereunder, and no custom or practice of the Parties at variance with the terms hereof, shall constitute a waiver of such Party's right to demand exact compliance with the terms of this Agreement, nor shall a Party's delay or omission in exercising any right, power or remedy upon a breach or default by the other Party impair any such right, power or remedy. The exercise of any right or remedy provided by this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity.

      6.9 Entire Agreement. This Agreement is the complete, entire, final and exclusive statement of the terms and conditions of the agreement between the Parties. This Agreement supersedes, and the terms of this Agreement govern, any prior agreements, term sheets or letters of intent between the Parties with respect to the subject matter hereof. This Agreement, including this Section 6.9, may not be modified except in a writing executed by duly authorized representatives of the Parties.

      6.10 Trademark. Except as otherwise provided herein, nothing in this Agreement grants any Party any right to use any other Party's trademarks or trade names in connection with any product, service, promotion or publication without the prior written approval of the trademark or trade name owner.

      6.11 Service Providers. Each of the Service Providers (other than the Parties) may exercise any of the respective rights hereunder of the Party of which such Service Provider is a subsidiary or perform any of such Party's agreements, covenants and obligations hereunder; provided that such Party fully and unconditionally guarantees the due and punctual performance and observance of each and every such agreement, covenant and obligation, irrespective of any circumstance, including any statute of limitations, that might otherwise constitute a defense available to, or a discharge of, any such agreement, covenant or obligation.

      6.12 Severability. The provisions of this Agreement are severable and if any one or more such provisions shall be determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions thereof shall not in any way be affected or impaired thereby and shall nevertheless be binding between the Parties hereto as long as the remaining provisions do not fundamentally alter the relations among the Parties.

      6.13 Sales Tax. The Parties shall reasonably cooperate with one another in order to minimize sales and use taxes applicable to each of them as a result of the transactions contemplated hereby, provided that neither Party shall be required to act in a manner that is disadvantageous to itself.

      6.14 Force Majeure. If by reason of labor disputes, strikes, lockouts, riots, war, inability to obtain labor or materials, earthquake, fire or other action of the elements, accidents, governmental restrictions, appropriation or other cause beyond the reasonable control of a Party hereto, either Party is unable to perform in whole or in part its obligations as set forth in this Agreement, then such Party shall be relieved of those obligations to the extent it is so unable to perform and such inability to perform shall not make such Party liable to the other Party. Neither Party shall be liable for any loss, injury, delay or damages suffered or incurred by the other Party due to the above causes.

      6.15 Survival. The obligations and agreements of the Parties in this Agreement shall terminate upon termination of this Agreement pursuant to Section 3.2, except that any continuing obligations and agreements set forth in Article IV shall survive termination of this Agreement for a period of three (3) years from the date hereof.

      IN WITNESS WHEREOF, this Services Agreement has been duly executed on the day and year first above written.

                                    REUTERS LIMITED



                                    By: /s/ David Grigson
                                        _____________________________
                                        Name: David Grigson
                                        Title:


                                    INSTINET GROUP INCORPORATED



                                    By: /s/ Paul A. Merolla
                                        _____________________________
                                        Name: Paul A. Merolla
                                        Title: